                                                                   Exhibit 10.18

                           FOURTH AMENDMENT TO LEASE
                           -------------------------

     THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is made and entered into as of this 4th day of April, 1998 by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation ("Landlord") and FOCAL COMMUNICATIONS CORPORATION OF ILLINOIS (formerly known as Focal Communications Corporation), a Delaware corporation, ("Tenant").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, Landlord and Tenant have heretofore entered into that certain lease dated as of December 31, 1996 the ("Original Lease"), pursuant to which Landlord leased to Tenant 10,236 rentable square feet of certain premises on the lower level (the "Original Space") of the building commonly known as 200 North LaSalle Street, Chicago, Illinois (the "Building");

     WHEREAS, Landlord and Tenant have heretofore entered into that certain First Amendment to Lease dated May 14, 1997 (the "First Amendment") to evidence Tenant's expansion into the additional space of 6,202 rentable square feet on the eighth (8th) floor of the Building (the "Additional Space"), as more particularly set forth in the First Amendment;

     WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease dated November 15, 1997 (the "Second Amendment") to evidence Tenant's expansion into the additional space of 4,153 rentable square feet on the eighth
(8th) floor of the Building (the "Second Additional Space"), collectively (such Additional Space and the Second Additional Space referred to herein as the "Eighth Floor Space"), as more particularly set forth in the Second Amendment;

     WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Agreement of Lease dated March 2, 1998 (the "Third Amendment") to evidence Tenant's installation of a communication device, as more particularly set forth in the Third Amendment (such Original Lease as amended by the First Amendment, the Second Amendment and the Third Amendment and as modified or amended from time to time, hereafter is called the "Lease");

     WHEREAS, Landlord and Tenant desire to amend the Lease according to the terms hereof in order to document the leasing of additional space on the Seventh Floor, the extension of the term of the Lease with respect to the space on the Eighth Floor and corresponding adjustment of the rent for the space on the Eighth Floor, and to make such other changes on the terms and conditions set forth below. This Amendment does not modify the terms of the Lease with respect to the Original Space;

     NOW THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby mutually agree as follows:

     1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

     2. Controlling Language. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified in full force and effect.

     3. Seventh Floor Space/Term. Landlord and Tenant hereby agree that beginning on June 1, 1998 (the "Seventh Floor Space Commencement Date"), Landlord shall lease to Tenant approximately 11,956 rentable square feet of space on the seventh (7th) floor of the Building as more particularly described on Exhibit A attached hereto (the "Seventh Floor Space") for a period of five
(5) years ending on May 31, 2003 (the "Seventh Floor Space Term"; May 31, 2003 is referred to herein as the "Seventh Floor Space Termination Date"). The Seventh Floor Space shall be subject to all the terms and conditions of the Lease except to the extent expressly modified or excluded hereby or herein and shall be included in the "Premises" as the term is used in the Lease.

     4. Seventh Floor Space Rent. Effective as of the Seventh Floor Space Commencement Date and for the duration of the Seventh Floor Space Term, in addition to (and not in substitution for) the Rent payable with respect to the Original Space and the Eighth Floor Space under the Lease, Tenant shall pay to Landlord Rent with respect to the Seventh Floor Space as follows:

          A.   Base Rent.

               (1) Base Rent to be paid in monthly installments in advance on or before the first day of each month of the Term of this Lease set forth in the following schedule:

--------------------------------------------------------------------------------------------
Period                                      Annual Base Rent               Monthly Base Rent
--------------------------------------------------------------------------------------------
First Lease Year of Seventh Floor     $95,648.00 ($8.00 x 11,956                   $7,970.67
 Space Term                           rentable square feet)
--------------------------------------------------------------------------------------------
Second Lease Year of Seventh Floor    $101,626.00 ($8.50 x 11,956                  $8,468.83
 Space Term                           rentable square feet)
--------------------------------------------------------------------------------------------
Third Lease Year of Seventh Floor     $107,604.00 ($9.00 x 11,956                  $8,967.00
 Space Term                           rentable square feet)
--------------------------------------------------------------------------------------------
Fourth Lease Year of Seventh Floor    $113,582.00 ($9.50 x 11,956                  $9,465.17
 Space Term                           rentable square feet)
--------------------------------------------------------------------------------------------
Fifth Lease Year of Seventh Floor     $119,560.00 ($10.00 x 11,956                 $9,963.33
 Space Term                           rentable square feet)
--------------------------------------------------------------------------------------------

          B.    Operating Cost Share Rent.

               (1) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable Fiscal Year of the Lease, paid monthly in advance in an estimated amount.

          C.   Tax Share Rent.

               (1) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of Taxes for the applicable Fiscal Year of this Lease, paid monthly in advance in an estimated amount.

For purposes hereof, the term "Lease Year" shall mean each consecutive twelve month period beginning with the Seventh Floor Space Commencement Date, and each subsequent Lease Year shall be the period of twelve months following the last day of the prior Lease Year through the Seventh Floor Space Termination Date. The method of billing and payment of Operating Cost Share Rent and Tax Share Rent are set forth in Section 5 of this Amendment.

     Any provision of the Lease or this Amendment to the contrary notwithstanding, the abatement of Rent payable with respect to the Original Space pursuant to the Schedule of the Lease shall not apply to the payment of Rent with respect to the Seventh Floor Space and the Eighth Floor Space, and such Rent, with respect to the Seventh Floor Space and the Eighth Floor Space, shall accrue and Tenant shall be liable for payment thereof without regard to such abatement provision.

     5. Payment of Operating Cost Share Rent and Tax Share Rent. During the Seventh Floor Space Term, Tenant shall pay Operating Expenses Share Rent and Tax Share Rent for the Seventh Floor Space in the manner set forth below.

          A. Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall reasonably estimate the Operating Costs and Taxes of the Project each Fiscal Year, generally after the beginning of the year. Landlord may revise these estimates, but no more often than twice during any Fiscal Year, whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

               Within ten (10) days after notice from Landlord setting forth an estimate of Operating Costs for a particular Fiscal Year, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such estimated Operating Costs for such Fiscal Year, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed during the Term. Thereafter on the first day of each month, Tenant shall pay monthly until a new estimate of Operating Costs is applicable, one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Operating Costs.

               Within ten (10) days after notice from Landlord setting forth an estimate of Taxes for a particular Fiscal Year, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such estimated Taxes, multiplied by the number of months that have elapsed during the Term in the applicable Fiscal Year to the date of such payment, including the current month, minus payments previously made by Tenant for the months elapsed. Thereafter on the first day of each month, Tenant shall pay monthly until a new estimate of Taxes is applicable, one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Taxes. In no event shall anything contained in this Lease be construed to allow Landlord to be reimbursed for greater than one hundred percent (100%) of the actual Taxes or Operating Costs.

          B. Correction of Operating Cost Share Rent. As soon as reasonably possible after the end of each Fiscal Year, Landlord shall deliver to Tenant a report for such year (the "Operating Cost Report") setting forth (a) the actual Operating Costs incurred,
               (b) the amount of Operating Cost Share Rent due from Tenant, and
               (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's next month's payment of Operating Cost Share Rent, refunding any overage directly to Tenant within a reasonable period of time after the determination of such overage.

          C. Correction of Tax Share Rent. As soon as reasonably possible after the end of each Fiscal Year, Landlord shall deliver to Tenant a report for such Fiscal Year (the "Tax Report") setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply the excess as a credit against Tenant's next month's payment of Tax Share Rent, refunding any overage directly to Tenant within a reasonable period of time after the determination of such overage.

     The definition of Taxes and Operating Costs shall be as set forth in
Section 2C of the Original Lease.

     "Tenant's Proportionate Share," with respect to the Seventh Floor Space, for calculating the Operating Cost Share Rent and Tax Share Rent is 1.9201% (based upon 11,956 rentable square feet in the Seventh Floor Space and 622,667 rentable square feet in the Building).

     6. Eighth Floor Space Extension. The Term of the Eighth Floor Space is hereby extended for an additional period of twenty-nine (29) months (the "Eighth Floor Space Term") commencing on January 1, 2001 (the "Eight Floor Space Commencement Date"), and ending twenty-nine (29) months thereafter on May 31, 2003 (the "Eighth Floor Space Termination Date"). The Eighth Floor Space shall be subject to all the terms and conditions of the Lease except to the extent expressly modified or excluded hereby or herein and shall be included in the "Premises" as the term is used in the Lease.

     7. Eighth Floor Space Rent. Effective as of the Eighth Floor Space Commencement Date and for the duration of the Eighth Floor Space Term, in addition to (and not in substitution for) the Rent payable with respect to the Original Space and the Seventh Floor Space, Tenant shall pay to Landlord Rent with respect to the Eighth Floor Space as follows:

     A.   Base Rent.

          (1) Base Rent to be paid in monthly installments in advance on or before the first day of each month of the Term of this Lease set forth in the following schedule:


-------------------------------------------------------------------------------
Period                                Annual Base Rent        Monthly Base Rent
-------------------------------------------------------------------------------

January 1, 2001 - May 31, 2001  $93,195.00 ($9.00 x 10,355    $7,766.25
                                rentable square feet)
-------------------------------------------------------------------------------

June 1, 2001 - May 31, 2002     $98,372.50 ($9.50 x 10,355    $8,197.71
                                rentable square feet)
-------------------------------------------------------------------------------

June 1, 2002 - May 31, 2003     $103,550.00 ($10.00 x         $8,629.17
                                10,355
                                rentable square feet)
-------------------------------------------------------------------------------

     B.   Operating Cost Share Rent.

          (1) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable Fiscal Year of the Lease, paid monthly in advance in an estimated amount.

     C.   Tax Share Rent.

          (1) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of Taxes for the applicable Fiscal Year of this Lease, paid monthly in advance in an estimated amount.

For purposes hereof, the term "Lease Year" shall mean each consecutive twelve month period beginning with the Eighth Floor Space Commencement Date, and each subsequent Lease Year shall be the period of twelve months following the last day of the prior Lease Year through the Eighth Floor Space Termination Date. The method of billing and payment of Operating Cost Share Rent and Tax Share Rent are set forth in Section 5 of this Amendment.

     Effective as of the Eighth Floor Space Commencement Date, Tenant's Proportionate Share with respect to the Eighth Floor Space is 1.6630%.

     8. Condition of the Seventh Floor Space. Except to the extent expressly provided in Section 9 of this Amendment, Landlord is leasing the Seventh Floor Space to Tenant on the Seventh Floor Space Commencement Date "AS IS", without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) and without any obligation on the part of Landlord to alter, remodel, improve, repair, or decorate the Premises or any part thereof.

     9. Seventh Floor Space Improvements. Landlord hereby agrees to provide Tenant an amount not to exceed eighty-three thousand six hundred ninety-two dollars ($83,692.00) ($7.00 per rentable square foot x 11,956 rentable square feet) (the "Redecoration Allowance") to be applied to the cost of redecorating the Seventh Floor Space. Landlord shall deliver the Redecoration Allowance, in whole or in part, to Tenant upon Landlord's receipt of paid invoices for such Tenant improvements. Any costs incurred by Tenant in excess of the Redecoration Allowance shall be paid by Tenant.

     10. Right of First Offer. Effective as of the Seventh Floor Space Commencement Date and subject to (i) Section 10B below, (ii) any expansion or renewal options of any current tenant or tenants in the Building existing on the date of this Amendment, including, without limitation, the option held by the Florsheim Shoe Company, AMA Services, Inc., and Smith & Albert, Ltd. (for 1000 square feet contiguous to Smith & Albert Ltd.'s current space), and (iii) any tenants currently occupying the ROFO Space (defined below) desiring to extend their lease pursuant to an explicit right or otherwise (individually, a "Prior Tenant"), during the Term of this Lease, Tenant shall have a right of first offer on any space that may become available on the 7th floor contiguous to the Seventh Floor Space depicted on Exhibit B (collectively, the "ROFO Space"), which right shall be exercised in accordance with the procedures set forth in
Section 10A below.

          A. If at any time during the Term of this Lease any ROFO Space becomes available for lease to anyone other than a Prior Tenant, Landlord shall give written notice thereof to Tenant (the "Landlord's ROFO Notice") identifying that portion of the ROFO Space that is available (the "Subject ROFO Space"). Landlord's ROFO Notice may be given at any time up to sixteen (16) months in advance of such availability and shall contain the terms upon which Landlord intends to offer the Subject ROFO Space for lease to the market. Tenant shall notify Landlord within ten business (10) days of receipt of Landlord's ROFO Notice whether it desires to lease the Subject ROFO Space on the terms set forth in Landlord's ROFO Notice; provided, however, that failure to notify Landlord within said 10-business day period shall be deemed a refusal by Tenant. After any such refusal or deemed refusal, Tenant shall have no farther rights to such Subject ROFO Space and Landlord shall be free to lease such space to any person or entity for any term. Subsequent to any refusal or deemed refusal, should Landlord amend the terms upon which Landlord intends to offer the Subject ROFO Space for lease to the market, such amendment shall require Landlord to provide Landlord's ROFO Notice to Tenant pursuant to the procedures set forth in this
Section 10. If Tenant exercises its right of first offer with respect to such Subject ROFO Space, such space shall be added to the Premises for the remaining Term of the Lease (including the Renewal Term, if any) on (a) all the terms, covenants and conditions specified in the Landlord's ROFO Notice, and (b) the terms, covenants and conditions of this Lease to the extent that such terms, covenants and conditions of this Lease do not conflict with the terms, covenants and conditions specified in the Landlord's ROFO Notice. Any ROFO Space added to the Premises pursuant to this Section 10 shall become a part of the Premises for all purposes of this Lease, and any reference in this Lease to the term "Premises" shall be deemed to refer to and include such portion of the ROFO Space, except as expressly provided otherwise in this Lease.

          B. Tenant's right to exercise its right of first offer with respect to any portion of the ROFO Space pursuant to this Section 10, is subject to the following conditions: (i) that on the date that Tenant delivers its binding written notice of its election to exercise its right of first offer, Tenant is not in default under any of the terms, covenants or conditions of the Lease, and an unmatured event of default has not occurred and is not continuing; and
(ii) except as provided
under the Lease, as approved by the Landlord, or as assigned by Tenant to an affiliate of Tenant, that Tenant shall not have assigned the Lease or sublet any portion of the Premises at any time during the period commencing with the date that Tenant delivers its binding written notice to Landlord of its exercise of its right of first offer and ending on the date on which such ROFO Space is available to be added to the Premises, or at any time prior to such period, if such assignment or sublease extends into such period.

          C. Promptly after Tenant's exercise of its right of first offer pursuant to this Section 10, Landlord shall prepare an amendment to the Lease to reflect changes in the size of the Premises, Base Rent, Tenant's Proportionate Share and any other appropriate terms, due to the addition of the ROFO Space. Tenant shall execute and return such an amendment to the Lease within fifteen
(15) days after its submission to Tenant.

     11. Tenant's Proportionate Share for Original Space. Effective as of the Eighth Floor Space Commencement Date, Landlord and Tenant agree that Tenant's Proportionate Share with respect to the Original Space is 1.6438%.

     12. Brokerage Commission. Tenant represents that it has dealt with no broker in connection with this Amendment other than Miglin-Beitler Management Corporation or Julien J. Studley (collectively, the "Brokers"), and that no broker other than Brokers are entitled to or has made any claims to any commission or fee in connection with this Amendment. Tenant hereby indemnifies, defends and holds harmless Landlord and its agents and employees from all claims of any broker other than Brokers arising through Tenant in connection with this Amendment. Landlord agrees to pay any real estate commissions which may be due Brokers pursuant to Landlord's written agreement with such Brokers.

     13. Incorporation of Lease. Landlord and Tenant hereby agree that (a) this Amendment is incorporated into and made a part of the Lease, (b) any and all references herein to the Lease shall include this Amendment, and (c) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

     14. Defined Terms. All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Lease. The marginal headings and titles to the paragraphs of this Amendment are not a part of this Amendment and shall have no effect upon the construction or interpretation of any part hereof.

     15. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:                           TENANT:


TEACHERS INSURANCE AND ANNUITY      FOCAL COMMUNICATIONS
ASSOCIATION OF AMERICA              CORPORATION OF ILLINOIS
a New York corporation              a Delaware corporation


By:    /s/ S. Marc Flannery         By:    /s/ Brian F. Addy
       --------------------                ------------------------
Name:  S. Marc Flannery             Name:  Brian F. Addy
       --------------------                ------------------------
Title: Assistant Secretary          Title: Executive Vice President
       --------------------                ------------------------

     Floor plans shown on Exhibit A and Exhibit B have been deleted.